Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-174519, 333-130395, 333-216739, and 333-232258) and Form S-3 (No. 333-216737) of NN, Inc. of our report dated March 16, 2020, except for the effect of discontinued operations discussed in Note 2 to the consolidated financial statements, as to which the date is March 15, 2021, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
March 15, 2021